Exhibit (11)








                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing
Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated October 5, 1995, in this Registration Statement
(Form N-1A 33-50350) of Dreyfus Balanced Fund, Inc.


                                               ERNST & YOUNG LLP


New York, New York
December 12, 1995